UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 24, 2022

Duck Creek Technologies, Inc.
(Exact Name of the Registrant as Specified in Charter)

Delaware	001-39449	84-3723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Boston Wharf Rd., Floor 10	Boston	Massachusetts	02210
(Street Address)	(City)	(State)	(Zip Code)

Registrant's telephone number, including area code (949) 214-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	DCT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2022, the Company’s Board of Directors appointed Sunil Rajasekar as a member of the Board of Directors. Mr. Rajasekar was appointed as a Class I director.  Since November 2018, Mr. Rajasekar has been the President and Chief Technology Officer of MINDBODY, Inc., a leading technology platform and consumer marketplace for the fitness, wellness and beauty industries.  Prior to joining MINDBODY, Inc., from October 2016 through October 2018, Mr. Rajasekar was the General Manager, Engineering and Product Management at eBay, and from October 2012 through October 2016, he was the Chief Technology Officer at Lithium Technologies.  Mr. Rajasekar has served on the board of directors of Harvey Mudd College since May 2021.  Mr. Rajasekar holds an MBA from the University of Toledo.  We believe that Mr. Rajasekar is qualified to serve on our Board of Directors due to his extensive consumer and enterprise software experience and business advisory experience.

Mr. Rajasekar has been appointed to serve as a member of the Compensation Committee. At the time of his appointment to the Board, Mr. Rajasekar did not hold any shares of the Company’s common stock. There are no family relationships between Mr. Rajasekar and any of our other officers and directors.  There are no arrangements or understandings between Mr. Rajasekar and any other persons, pursuant to which he was appointed as a Class I director and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Board of Directors appointed Mr. Rajasekar as a Class I director to fill the vacancy created by the resignation of Mr. Charles Moran, which was effective on January 19, 2022. Mr. Rajasekar will serve as a member of the class of directors whose terms expire at the 2024 annual meeting of stockholders.

As a result of Mr. Rajasekar’s appointment, the Company believes it has regained compliance with the NASDAQ Listing Rule 5605(b)(1), which requires that the Company’s Board consist of a majority of independent directors, as such term is defined under such Rule.

Mr. Rajasekar will receive compensation for his service as a director consistent with that of our other non-employee directors. A description of our standard compensation arrangements for non-employee directors is included in our Proxy Statement filed with the Securities and Exchange Commission on December 28, 2021. Mr. Rajasekar has entered into our standard form indemnification agreement for non-employee directors, the form of which is filed with the Securities and Exchange Commission as Exhibit 10.9 to our registration statement on Form S-1 dated July 23, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUCK CREEK TECHNOLOGIES, INC.

	By:	/s/ Kevin Rhodes
Name: Kevin Rhodes
Title: Chief Financial Officer
Date: June 24, 2022